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                                                                    Exhibit 23.5


                                    CONSENT
                                      OF
                             SALOMON BROTHERS INC

        We hereby consent to (i) the inclusion of our opinion letter dated September 19, 1996 (the "Opinion") to the Board of Directors of PanAmSat Corporation ("PanAmSat") as Appendix E to the Proxy Statement of PanAmSat and the Prospectus of Magellan International, Inc. (the "Proxy Statement/Prospectus") and (ii) references made to Salomon Brothers Inc and the Opinion in the Proxy Statement/Prospectus under the captions entitled "SUMMARY--Other Agreements--DTH Sale," "THE REORGANIZATION--Background of the Reorganization," "THE REORGANIZATION AGREEMENT--Certain Representations and Warranties," "THE DTH SALE--Background," "THE DTH SALE--Opinion of PanAmSat's Financial Advisor Regarding the DTH Sale" and "BUSINESS OF PANAMSAT--DTH Strategy." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.


                                        /s/ SALOMON BROTHERS INC

April 16, 1997